Exhibit 99.6

PRUDENTIAL FINANCIAL, INC.

Schedule II

Condensed Financial Information of Registrant

Condensed Statements of Financial Position as of December 31, 2006 and 2005 (in millions)

	2006	2005
ASSETS
Total investments	$1,984	$1,152
Cash and cash equivalents	955	657
Due from subsidiaries	94	73
Loans receivable from subsidiaries	7,233	4,739
Investment in subsidiaries	26,305	25,607
Other assets	287	292

TOTAL ASSETS	$36,858	$32,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Due to subsidiaries	$722	$656
Loans payable to subsidiaries	1,186	322
Short-term debt	4,389	3,443
Long-term debt	7,198	4,865
Other liabilities	471	471

Total liabilities	13,966	9,757

STOCKHOLDERS’ EQUITY
Preferred Stock ($.01 par value; 10,000,000 shares authorized; none issued)	—	—
Common Stock ($.01 par value; 1,500,000,000 shares authorized; 604,900,423 and 604,899,046 shares issued at December 31, 2006 and 2005, respectively)	6	6
Class B Stock ($0.01 par value; 10,000,000 shares authorized; 2,000,000 shares issued and outstanding at December 31, 2006 and 2005, respectively)	—	—
Additional paid-in capital	20,666	20,501
Common Stock held in treasury, at cost (133,795,373 and 107,405,004 shares at December 31, 2006 and 2005, respectively)	(7,143)	(4,925)
Accumulated other comprehensive income	519	1,234
Retained earnings	8,844	5,947

Total stockholders’ equity	22,892	22,763

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,858	$32,520

See Notes to Condensed Financial Information of Registrant

PRUDENTIAL FINANCIAL, INC.

Schedule II

Condensed Financial Information of Registrant

Condensed Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004

(in millions)

	2006	2005	2004
REVENUES
Net investment income	$128	$71	$29
Realized investment losses, net	(13)	(5)	(2)
Affiliated interest revenue	222	124	43
Other income	2	2	—

Total revenues	339	192	70

EXPENSES
General and administrative expenses	35	25	17
Interest expense	506	301	152

Total expenses	541	326	169

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF SUBSIDIARIES	(202)	(134)	(99)

Income taxes:
Current	(162)	(74)	(17)
Deferred	(4)	4	(9)

Total income tax benefit	(166)	(70)	(26)

LOSS FROM CONTINUING OPERATIONS BEFORE EQUITY IN EARNINGS OF SUBSIDIARIES	(36)	(64)	(73)

EQUITY IN EARNINGS OF SUBSIDIARIES	3,465	3,604	2,330

INCOME FROM CONTINUING OPERATIONS	3,429	3,540	2,257

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	(1)	—	(1)

NET INCOME	$3,428	$3,540	$2,256

See Notes to Condensed Financial Information of Registrant

PRUDENTIAL FINANCIAL, INC.

Schedule II

Condensed Financial Information of Registrant

Condensed Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004

(in millions)

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,428	$3,540	$2,256
Adjustments to reconcile net income to cash provided by operating activities:
Equity in earnings of subsidiaries	(3,465)	(3,604)	(2,330)
Realized investment losses, net	13	5	2
Dividends received from subsidiaries	3,030	2,158	1,048
Change in:
Due to/from subsidiaries, net	229	670	(141)
Other, net	(41)	(28)	(34)

Cash flows from operating activities	3,194	2,741	801

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale/maturity of:
Long-term investments	32	22	—
Short-term investments	257	414	2,211
Payments for the purchase of:
Long-term investments	(801)	(582)	(470)
Short-term investments	(316)	(364)	(1,763)
Capital contributions to subsidiaries	(845)	(779)	(585)
Returns of capital contributions from subsidiaries	195	235	196
Loans to subsidiaries, net of maturities	(2,656)	(2,532)	(1,020)

Cash flows used in investing activities	(4,134)	(3,586)	(1,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash payments to or in respect of eligible policyholders	(108)	(283)	(326)
Cash dividends paid on Common Stock	(421)	(375)	(322)
Cash dividends paid on Class B Stock	(19)	(19)	(19)
Common Stock acquired	(2,512)	(2,096)	(1,493)
Common Stock reissued for exercise of stock options	166	169	107
Proceeds from the issuance of debt (maturities longer than 90 days)	4,521	3,435	2,014
Repayments of debt (maturities longer than 90 days)	(754)	(11)	(50)
Repayments of loans from subsidiaries	(74)	(150)	(600)
Proceeds from loans payable to subsidiaries	945	174	75
Net change in financing arrangements (maturities of 90 days or less)	(527)	320	34
Proceeds from the issuance of Common Stock	—	—	690
Excess tax benefits from share-based payment arrangements	15	—	—
Other, financing	6	—	—

Cash flows from financing activities	1,238	1,164	110

Effect of foreign exchange rate change on cash balances	—	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	298	319	(520)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	657	338	858

CASH AND CASH EQUIVALENTS, END OF PERIOD	$955	$657	$338

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$421	$246	$125
Refunds received during the period for taxes	$(200)	$(26)	$(82)

NON-CASH TRANSACTIONS DURING THE YEAR
Return of capital from subsidiary in the form of an income tax receivable	$—	$144	$—
Capital contribution to subsidiary in the form of repayment of loans from subsidiary	$(143)	$—	$—
Capital contribution to subsidiary in the form of tax liability	$(79)	$—	$—

See Notes to Condensed Financial Information of Registrant

PRUDENTIAL FINANCIAL, INC.

Schedule II

Condensed Financial Information of Registrant

Notes to Condensed Financial Information of Registrant

1.    ORGANIZATION AND PRESENTATION

Prudential Financial, Inc. (“Prudential Financial”) was incorporated on December 28, 1999 as a wholly owned subsidiary of The Prudential Insurance Company of America. On December 18, 2001, The Prudential Insurance Company of America converted from a mutual life insurance company to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial.

The condensed financial statements of Prudential Financial reflect its wholly owned subsidiaries using the equity method of accounting.

Certain amounts in prior years have been reclassified to conform to the current year presentation.

2.    DEBT AND UNDISTRIBUTED DEMUTUALIZATION CONSIDERATION

Debt

A summary of Prudential Financial’s short- and long-term debt is as follows:

	Maturity Dates	Rate	December 31, 2006	December 31, 2005
			(in millions)
Short-term debt:
Commercial paper			$282	$766
Floating rate convertible senior notes(1)			4,000	2,000
Current portion of long-term debt			107	677

Total short-term debt			$4,389	$3,443

Long-term debt:
Fixed rate notes	2008-2035	3.00%-6.88%	$6,594	$4,415
Floating rate notes	2007-2020	(2)	604	450

Total long-term debt			$7,198	$4,865

(1)	For information on the terms of these notes see Note 12 to the Consolidated Financial Statements.
(2)	The interest rates on these U.S. dollar denominated floating rate notes are based on either LIBOR or the U.S. consumer price index. The interest rates ranged from 2.70% to 6.72% in 2006 and 3.48% to 6.70% in 2005.

Short-term Debt

The weighted average interest rate on outstanding commercial paper was approximately 5.32% and 4.34% at December 31, 2006 and 2005, respectively.

The interest rate on the $2.0 billion of convertible senior notes issued in 2006 is a floating rate equal to 3-month LIBOR minus 2.40%, to be reset quarterly and was 2.95% in 2006. The interest rate on the $2.0 billion of convertible senior notes issued in 2005 is a floating rate equal to 3-month LIBOR minus 2.76%, to be reset quarterly and ranged from 1.57% to 2.65% during 2006 and was 1.57% in 2005.

Long-term Debt (including the Current Portion of Long-term Debt)

In order to modify exposure to interest rate movements, Prudential Financial utilizes derivative instruments, primarily interest rate swaps, in conjunction with some of its debt issues. The impact of these derivative instruments that qualify for hedge accounting treatment, which is not reflected in the rates presented in the table above, increased interest expense $20 million and $3 million for the years ended December 31, 2006 and 2005, respectively.

Schedule of Long-term Debt Maturities

The following table summarizes payments due by period for long-term debt outstanding as of December 31, 2006:

	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
	(in millions)
Long-term debt	$7,198	$—	$984	$522	$5,692

Convertible Debt Maturities

Prudential Financial’s short-term debt reflected in the table above includes $2.0 billion of floating rate convertible senior notes issued in 2005 with a maturity date of November 15, 2035 and $2.0 billion of floating rate convertible senior notes issued in 2006 with a maturity date of December 12, 2036. These notes are convertible by the holders at any time after issuance into cash and shares of Prudential Financial’s Common Stock. The conversion prices, $104.21 per share for the 2006 issuance and $90 per share for the 2005 issuance, are subject to adjustment upon certain corporate events. The conversion features require net settlement in shares; therefore, upon conversion, a holder would receive cash equal to the par amount of the convertible notes surrendered for conversion and shares of Prudential Financial Common Stock only for the portion of the settlement amount in excess of the par amount, if any. In addition, these notes are redeemable by Prudential Financial, at par plus accrued interest, on or after May 20, 2007 for the 2005 issuance and on or after December 13, 2007 for the 2006 issuance. Holders of the notes may also require Prudential Financial to repurchase the notes, at par plus accrued interest, on contractually specified dates. For the 2005 issuance, the first contractually specified date is May 15, 2007. For the 2006 issuance, the first contractually specified date is December 12, 2007. For additional information on these convertible notes, see Note 12 to the Consolidated Financial Statements.

Undistributed Demutualization Consideration

“Other liabilities” include liabilities of $95 million and $203 million at December 31, 2006, and 2005, respectively, for undistributed demutualization consideration payable to eligible policyholders whom we have been or were unable to locate as of those dates. In 2006 and 2005, Prudential Financial paid $108 million and $283 million, respectively, in demutualization consideration to eligible policyholders whom we have located since the time of demutualization and to governmental authorities in respect of other eligible policyholders we continue to be unable to locate. We remain obligated to disburse $95 million of demutualization consideration to the states if we are unable to establish contact with eligible policyholders within time periods prescribed by state unclaimed property laws. These laws historically required remittance after periods ranging from three to seven years, but many states have enacted laws that reduce these holding periods to accelerate the reporting of unclaimed demutualization property.

3.    DIVIDENDS AND RETURNS OF CAPITAL

Dividends and/or returns of capital received by Prudential Financial during the year ended December 31, 2006 amounted to $3.225 billion, including $2.116 billion from Prudential Holdings, LLC, $383 million collectively from its international insurance and international investments holding companies, $308 million from Prudential Asset Management Holding Company, $245 million from American Skandia, $143 million from Prudential Securities Group, Inc. and $30 million from other holding companies. Dividends and/or returns of capital received by Prudential Financial during the year ended December 31, 2005 amounted to $2.393 billion, including $1.733 billion from Prudential Holdings, LLC, $231 million from Prudential Asset Management Holding Company, $175 million from American Skandia and $75 million collectively from its international insurance and international investments holding companies. Dividends and/or returns of capital received by Prudential Financial during the year ended December 31, 2004 amounted to $1.244 billion, including $403 million from Prudential Holdings, LLC, $266 million collectively from its international insurance and international investments holding companies, $210 million from its bank holding company, $162 million from Prudential Asset Management Holding Company and $140 million from American Skandia.

4.    GUARANTEES

During 2002, Prudential Financial issued a subordinated guarantee covering a subsidiary’s domestic commercial paper program. As of December 31, 2006, there was $7.3 billion outstanding under this commercial paper program.

Prudential Financial is also subject to other financial guarantees and indemnity arrangements, including those made in the normal course of businesses guaranteeing the performance of, or representations made by, Prudential Financial subsidiaries. Prudential Financial has provided indemnities and guarantees related to acquisitions, dispositions, investments, debt issuances and other transactions, including those provided as part of our on-going operations, that are triggered by, among other things, breaches of representations, warranties or covenants provided by us or our subsidiaries. These obligations are typically subject to various time limitations, defined by the contract or by operation of law, such as statutes of limitation. In some cases, the maximum potential obligation is subject to contractual limitations, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, it is not possible to determine the maximum potential amount due under these guarantees. At December 31, 2006, Prudential Financial has accrued liabilities of $3 million associated with all other financial guarantees and indemnity arrangements, which does not include retained liabilities associated with sold businesses.